SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 2, 2015

KIRKLAND’S, INC.

(Exact Name of Issuer as Specified in Charter)

Tennessee	000-49885	62-1287151
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5310 Maryland Way

Brentwood, Tennessee 37027

(Address of Principal Executive Offices)

(615) 872-4800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02	Results of Operations and Financial Condition.

On February 5, 2015, Kirkland’s, Inc. (the “Company”) issued a press release reporting sales results for its fourth fiscal quarter and year-to-date period ended January 31, 2015 (the “Press Release”). The Company’s press release dated February 5, 2015, announcing the sales results discussed above, is attached hereto as Exhibit 99.1 and is being furnished, not filed, under item 2.02 of this Report on Form 8-K, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Management Succession

On February 5, 2015, Kirkland’s, Inc. (the “Company”) announced that W. Michael Madden has been promoted to President and Chief Executive Officer. Prior to assuming this new position, Mr. Madden, 44, served as the Company’s President and Chief Operating Officer since August 2014, and prior thereto as Senior Vice President and Chief Financial Officer since January 2008, and prior thereto as Vice President and Chief Financial Officer since May 2006. Before his appointment as Chief Financial Officer, Mr. Madden served as the Company’s Vice President of Finance from May 2005 to April 2006. From July 2000 to May 2005, he served as Director of Finance. Mr. Madden was also elected to the Company’s board of directors, which will be increased from seven to eight members.

In addition, Adam Holland has been promoted to Vice President and Chief Financial Officer, effective February 8, 2015. Mr. Holland, 36, served as Chief Accounting Officer since August 2014, and prior thereto as Vice President of Finance since August 2008.

Robert Alderson will retire from his role as Chief Executive Officer and will remain on the Company’s board of directors.

All officer and board changes discussed above are effective February 8, 2015.

The Company’s press release, dated February 5, 2015, announcing the management changes discussed above, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Sales Press Release dated February 5, 2015.

99.2	Management Succession Press Release dated February 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRKLAND’S, INC.

Date: February 6, 2015	By:	/s/ W. Michael Madden
	Name:	W. Michael Madden
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Sales Press Release dated February 5, 2015.

99.2	Management Succession Press Release dated February 5, 2015.

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